Exhibit 99.1

OFFICE BROUGHT TO LIFE

Supplemental Information

TIER REIT

4Q17

Supplemental Operating and Financial Data
For the Quarter Ended December 31, 2017

About the Company

TIER REIT, Inc. is a publicly traded (NYSE: TIER), self-managed, Dallas-based real estate investment trust focused on owning quality, well-managed commercial office properties in dynamic markets throughout the U.S. TIER REIT’s vision is to be the premier owner and operator of best-in-class office properties in TIER1 submarkets, which are primarily higher density and amenity-rich locations within select, high-growth metropolitan areas that offer a walkable experience to various amenities. Our mission is to provide unparalleled, TIER ONE Property Services to our tenants and outsized total return through stock price appreciation and dividend growth to our stockholders.
As of December 31, 2017, we owned interests in 20 operating office properties with approximately 7.4 million rentable square feet, one non-operating property with approximately 331,000 rentable square feet, and two development properties that will consist of approximately 669,000 rentable square feet. As of December 31, 2017, our properties are located in eight markets throughout the United States.

Board of Directors	Executive Officers and Senior Management
Richard I. Gilchrist	Scott W. Fordham
Chairman of the Board and Independent Director	Chief Executive Officer, President, and Director

Scott W. Fordham	Dallas E. Lucas
Chief Executive Officer, President, and Director	Chief Financial Officer and Treasurer

R. Kent Griffin, Jr.	William J. Reister
Independent Director	Chief Investment Officer and Executive Vice President

Thomas M. Herzog	Telisa Webb Schelin
Independent Director	Chief Legal Officer, Executive Vice President, and Secretary

Dennis J. Martin	James E. Sharp
Independent Director	Executive Vice President - Capital Markets

Gregory J. Whyte	R. Heath Johnson
Independent Director	Managing Director - Asset Management

Dean R. Hook
Senior Vice President - Information Technology and Property Management

Company Information
Corporate Headquarters	Website	Trading Information	Investor inquiries should be directed to:
5950 Sherry Lane, Suite 700	www.tierreit.com	Trading Symbol: TIER	Scott A. McLaughlin
Dallas, Texas 75225		New York Stock Exchange	Senior Vice President - Investor Relations
at 972.483.2400 or
ir@tierreit.com

Research Coverage
BMO Capital	Cantor Fitzgerald	Janney Montgomery Scott LLC	JMP Securities	J.P. Morgan Securities
John Kim	Gaurav Mehta	Robert Stevenson	Mitch Germain	Anthony Paolone
212.885.4115	212.915.1221	646.840.3217	212.906.3546	212.622.6682

Supplemental Operating and Financial Data
For the Quarter Ended December 31, 2017
Table of Contents

Overview and Highlights
Overview	1
Financial Highlights	2-3
Consolidated Balance Sheets	4
Consolidated Statements of Operations	5
Calculations of FFO and Additional Information	6
Calculations of EBITDA	7
Unconsolidated Entities Financial Summary	8
Same Store Analysis	9
Schedule of Properties Owned	10
Portfolio Analysis	11
Components of Net Asset Value	12
Significant Tenants	13
Industry Diversification	14

Leasing
Leasing Activity	15-16
Lease Expirations	17-18
Occupancy Trends	19

Capital Expenditures
Leasing Cost Summary	20
Development, Leasing, and Capital Expenditures Summary	21

Other Information
Potential Future Development Sites	22
Summary of Development Activity	23
Properties Under Development	24-25
Acquisition and Disposition Activities	26
Summary of Financing	27
Principal Payments by Year	28
Definitions of Non-GAAP Financial Measures	29-30

Forward-Looking Statements
This supplemental operating and financial data report contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT, Inc. that are based on current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Statements contained herein may be impacted by a number of risks and uncertainties, including the company’s ability to rent space on favorable terms, its ability to address debt maturities and fund its capital requirements, its intentions to acquire or sell certain properties, its intentions with respect to development activity, the value of its assets, its anticipated capital expenditures, and other matters. Words such as “may,” "will," “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “would,” “could,” “should,” “objectives,” “strategies,” “opportunities,” “goals,” “position,” “future,” “vision,” “mission,” “strive,” “project” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this document, as well as other factors described in the Risk Factors section of TIER REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Overview
For the Quarter Ended December 31, 2017

Property Results

•	Occupancy at December 31, 2017, was 89.1%, an increase of 80 basis points from September 30, 2017.

•	165,000 square feet leased - 30,000 square feet of renewals, 2,000 square feet of expansions, and 133,000 square feet of new leasing.

•
During the fourth quarter of 2017, we continued to abate rent at One & Two Eldridge Place and Three Eldridge Place (collectively known as the “Eldridge Properties”), located in Houston, Texas, because the properties had not been restored to pre-loss condition following Hurricane Harvey. Rent abatements of $5.1 million and $7.0 million were provided to tenants for the fourth quarter of 2017 and for the year, respectively. A total of $6.2 million of these losses was recovered from business interruption insurance proceeds in the fourth quarter, which included $1.9 million for the third quarter and $4.3 million for the fourth quarter, net of a deductible and estimated saved expenses.

Real Estate Activity

•	As of December 31, 2017, one property, 500 East Pratt, was held for sale.

Capital Markets Activity

•
On October 27, 2017, a construction loan secured by Third + Shoal was entered into with available borrowings of up to $103.8 million (at 100%). The loan is scheduled to mature in October 2021, with two, one-year extension options, subject to certain conditions and an extension fee.

•	On November 3, 2017, our board of directors authorized a distribution of $0.18 per share of common stock for the fourth quarter of 2017, which was paid on December 29, 2017.

Subsequent Events

•
On January 4, 2018, we acquired a 96.5% promoted economic interest in Domain Point for a contract purchase price of $73.8 million (at 100%). We own a 90% interest in the entity that owns Domain Point. Domain Point is located in Austin, Texas, adjacent to our other Domain office properties and includes two buildings with 240,000 rentable square feet (combined).

•
On January 18, 2018, we amended our existing multi-bank unsecured credit facility. The amendment provides for total unsecured borrowings under the credit facility to increase from $860 million to $900 million, with the ability to further increase total borrowings by up to an additional $300 million in the aggregate subject to certain requirements. The revolving line of credit was increased to $325 million and the maturity date extended from December 2018 to January 2022, which can be extended one additional year subject to certain conditions and our payment of an extension fee, and the maturity date of the $300 million term loan was extended from December 2019 to January 2025.

•	In January 2018, the total office space leased at our Third + Shoal development property increased to over 90% (88.7% of the total rentable space).

•	On February 7, 2018, our board of directors authorized a distribution of $0.18 per share of common stock for the first quarter of 2018, which will be paid on March 29, 2018.

Supplemental Operating and Financial Data	4Q’17 Page 1

Financial Highlights
(in thousands, except per share data, effective rent data, percentages, and number of properties)

	31-Dec-17	31-Dec-16	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16
Portfolio Summary:
Total operating office properties	20	29	20	20	19	25	29
Rentable square feet (100%) (operating properties)	7,405	10,104	7,405	7,405	7,114	7,908	10,104
Rentable square feet (own %) (operating properties)	7,260	8,988	7,260	7,260	7,114	7,517	8,988
Occupancy %	89.1%	90.7%	89.1%	88.3%	88.5%	90.2%	90.7%
Executed % SF leased	89.7%	91.0%	89.7%	89.0%	89.1%	90.9%	91.0%
Economic % SF leased	84.4%	87.1%	84.4%	82.4%	80.3%	83.2%	87.1%
Average effective rent/square foot	$30.33	$27.19	$30.33	$29.58	$29.12	$28.49	$27.19

	Twelve Months Ended		Three Months Ended
	31-Dec-17	31-Dec-16	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16
Financial Results:
Revenue	$216,461	$242,818	$54,626	$50,920	$54,552	$56,363	$54,075
Property related expenses	(55,921)	(72,603)	(14,131)	(13,170)	(13,930)	(14,690)	(15,998)
Real estate taxes	(34,264)	(36,297)	(8,512)	(8,439)	(8,753)	(8,560)	(7,454)
Property management fees	(232)	(917)	(51)	(49)	(72)	(60)	(197)
NOI	$126,044	$133,001	$31,932	$29,262	$31,797	$33,053	$30,426
Base rent	$150,124	$175,766	$34,122	$36,002	$38,629	$41,371	$40,887
Free rent	$(9,610)	$(9,571)	$(1,570)	$(2,288)	$(3,022)	$(2,730)	$(2,204)
Net income (loss) attributable to common stockholders	$84,286	$(29,417)	$(9,875)	$(8,041)	$4,031	$98,171	$(6,333)
Diluted income (loss) per common share (1)	$1.75	$(0.62)	$(0.21)	$(0.17)	$0.08	$2.04	$(0.13)
FFO attributable to common stockholders	$71,938	$76,532	$19,020	$15,885	$18,735	$18,298	$18,917
Diluted FFO per common share	$1.50	$1.60	$0.39	$0.33	$0.39	$0.38	$0.40
FFO attributable to common stockholders, excluding certain items	$75,122	$79,451	$19,374	$16,508	$19,766	$19,474	$19,086
Diluted FFO, excluding certain items, per common share	$1.57	$1.66	$0.40	$0.34	$0.41	$0.41	$0.40
Normalized EBITDA	$108,189	$126,106	$26,321	$26,182	$27,558	$28,128	$29,099

Weighted average common shares outstanding - basic	47,538	47,406	47,554	47,550	47,536	47,511	47,414
Weighted average common shares outstanding - diluted	47,883	47,819	48,207	48,160	47,875	47,806	47,888

Selected Additional Trend Information:
Renewal % based on square feet	70%	59%	30%	83%	53%	78%	82%
Distributions declared on common shares	$34,441	$34,377	$8,612	$8,612	$8,611	$8,606	$8,594
Annualized distribution yield (2)	3.5%	4.1%	3.5%	3.7%	3.9%	4.1%	4.1%
_______________________________
(1) In periods of net loss from continuing operations there are no dilutive securities and diluted loss per common share is calculated using weighted average common shares outstanding - basic as the denominator.
(2) Based on the closing price of our common stock as of the last day of the associated period.
Notes:
Occupancy % represents the total square footage subject to commenced leases as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Executed % SF leased represents the total square footage subject to commenced leases plus the square footage for currently vacant space that is subject to executed leases that have not commenced as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Economic % SF leased represents the total square footage subject to commenced leases as of the reporting date adjusted to exclude the square footage associated with leases receiving rental abatements as a percentage of the total rentable square feet (at our ownership interest).
Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest, divided by the total square footage under commenced leases at period end.
This section includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Quantitative reconciliations of the differences between the non-GAAP financial measures presented and the most directly comparable GAAP financial measures are shown on pages 6-7. A description of the non-GAAP financial measures we present and a statement of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company’s financial condition and results of operations can be found on pages 29-30.

Supplemental Operating and Financial Data	4Q’17 Page 2

Financial Highlights (continued)
(in thousands, except stock prices, percentages, and ratios)

	31-Dec-17	31-Dec-16	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16
Selected Balance Sheet Items:

Total book value of real estate	$1,275,953	$1,250,198	$1,275,953	$1,325,536	$1,339,693	$1,270,510	$1,250,198

Cash and cash equivalents	$13,800	$14,884	$13,800	$10,959	$28,763	$55,215	$14,884

Unconsolidated cash and cash equivalents (at ownership %)	$1,435	$5,348	$1,435	$2,495	$5,082	$1,104	$5,348

Restricted cash	$8,510	$7,509	$8,510	$13,323	$10,953	$7,685	$7,509

Total assets	$1,581,138	$1,552,540	$1,581,138	$1,581,288	$1,580,776	$1,561,423	$1,552,540

Mortgage debt	$191,339	$200,131	$191,339	$191,694	$192,043	$206,400	$200,131

Revolving credit facility and term loans	$610,000	$634,000	$610,000	$598,000	$595,000	$575,000	$634,000

Unconsolidated debt (at ownership %)	$52,377	$109,790	$52,377	$43,572	$40,931	$30,027	$109,790

Total liabilities	$903,567	$932,024	$903,567	$889,465	$873,915	$849,702	$932,024

Capitalization:

Shares of common stock outstanding	47,623	47,473	47,623	47,552	47,542	47,526	47,473

Restricted stock units outstanding	228	150	228	228	238	233	150

Shares of restricted stock outstanding	181	247	181	291	291	276	247

	48,032	47,870	48,032	48,071	48,071	48,035	47,870

High stock price	$20.72	$17.81	$20.72	$19.50	$18.61	$18.80	$17.44

Low stock price	$15.96	$12.52	$18.83	$16.67	$15.96	$16.67	$14.06

Average closing stock price	$18.29	$15.25	$19.71	$18.39	$17.17	$17.87	$15.58

Closing stock price	$20.39	$17.39	$20.39	$19.30	$18.48	$17.36	$17.39

Market capitalization (1)	$979,372	$832,459	$979,372	$927,770	$888,352	$833,888	$832,459

Total debt (2)	$853,716	$943,921	$853,716	$833,266	$827,974	$811,427	$943,921

Net debt (3)	$838,481	$923,689	$838,481	$819,812	$794,129	$755,108	$923,689

Total capitalization	$1,833,088	$1,776,380	$1,833,088	$1,761,036	$1,716,326	$1,645,315	$1,776,380

	Twelve Months Ended		Three Months Ended
	31-Dec-17	31-Dec-16	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16
Ratios:

NOI margin % (4)	58.2%	54.8%	58.5%	57.5%	58.3%	58.6%	56.3%

Normalized fixed charge coverage (5)	2.95	2.50	2.83	2.86	3.12	2.98	2.68

Normalized interest coverage (5)	3.07	2.78	2.94	2.97	3.25	3.13	2.91

Net debt/normalized annualized estimated full period EBITDA from properties owned at period end (5)	N/A	N/A	7.96x	7.82x	7.10x	7.29x	8.04x
Net debt/development-adjusted normalized annualized estimated full period EBITDA from properties owned at period end (5) (6)	N/A	N/A	7.47x	7.45x	6.67x	6.95x	7.82x

(1) Market capitalization is equal to outstanding shares (common stock, restricted stock, and restricted stock units, as if converted) times the closing price of our common stock as of the last day of the associated period.

(2) Includes book value of mortgage debt, the revolving credit facility and term loans, and unconsolidated debt (at ownership %).
(3) Total debt less cash and cash equivalents and unconsolidated cash and cash equivalents (at ownership %).
(4) NOI margin % is equal to NOI divided by revenue.
(5) See page 7 for more detailed information.
(6) Includes estimated stabilized NOI for development properties, to the extent of percentage of completion of the respective developments based on spend to date.

Supplemental Operating and Financial Data	4Q’17 Page 3

Consolidated Balance Sheets
(in thousands, except share and per share data)

	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16
Assets
Real estate
Land	$139,951	$140,959	$141,010	$142,776	$143,537
Land held for development	45,059	45,059	45,059	45,059	45,059
Buildings and improvements, net	1,061,418	1,122,072	1,145,496	1,076,701	1,043,641
Real estate under development	29,525	17,446	8,128	5,974	17,961
Total real estate	1,275,953	1,325,536	1,339,693	1,270,510	1,250,198

Cash and cash equivalents	13,800	10,959	28,763	55,215	14,884
Restricted cash	8,510	13,323	10,953	7,685	7,509
Accounts receivable, net	81,129	82,737	62,413	60,996	71,459
Prepaid expenses and other assets	28,112	20,115	16,399	18,163	25,305
Investments in unconsolidated entities	31,852	33,977	25,530	40,421	76,813
Deferred financing fees, net	1,387	1,735	2,089	2,442	2,395
Acquired above-market leases, net	419	543	659	778	898
Other lease intangibles, net	86,628	90,547	92,431	70,962	60,946
Other intangible assets, net	—	1,816	1,846	1,876	9,787
Assets associated with real estate held for sale	53,348	—	—	32,375	32,346
Total assets	$1,581,138	$1,581,288	$1,580,776	$1,561,423	$1,552,540

Liabilities and equity

Liabilities
Mortgage debt	$191,339	$191,694	$192,043	$206,400	$200,131
Unsecured term loans	575,000	575,000	575,000	575,000	575,000
Unsecured revolving credit facility	35,000	23,000	20,000	—	59,000
Unamortized debt issuance costs	(6,801)	(7,308)	(7,799)	(7,495)	(7,348)
Total notes payable, net	794,538	782,386	779,244	773,905	826,783

Accounts payable and accrued liabilities	81,166	78,174	64,412	51,813	74,458
Acquired below-market leases, net	17,942	19,462	20,653	15,252	6,886
Distributions payable	—	—	—	—	8,601
Other liabilities	7,567	9,443	9,606	7,762	14,353
Obligations associated with real estate held for sale	2,354	—	—	970	943
Total liabilities	903,567	889,465	873,915	849,702	932,024
Commitments and contingencies

Equity
Preferred stock	—	—	—	—	—
Convertible stock	—	—	—	—	—
Common stock, $.0001 par value per share, 382,499,000 shares authorized	5	5	5	5	5
Additional paid-in capital	2,609,540	2,609,361	2,608,260	2,607,071	2,606,098
Cumulative distributions and net loss attributable to common stockholders	(1,936,960)	(1,918,473)	(1,901,820)	(1,897,240)	(1,986,515)
Accumulated other comprehensive income (loss)	4,218	257	(274)	1,026	(1,042)
Stockholders’ equity	676,803	691,150	706,171	710,862	618,546
Noncontrolling interests	768	673	690	859	1,970
Total equity	677,571	691,823	706,861	711,721	620,516
Total liabilities and equity	$1,581,138	$1,581,288	$1,580,776	$1,561,423	$1,552,540

Common stock, number of shares issued and outstanding	47,623,324	47,552,014	47,542,066	47,525,725	47,473,218

Supplemental Operating and Financial Data	4Q’17 Page 4

Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Twelve Months Ended		Three Months Ended
	31-Dec-17	31-Dec-16	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16
Revenue
Rental income	$204,548	$229,467	$52,362	$47,333	$51,554	$53,299	$51,613
Straight-line rent and lease incentive revenue	7,312	7,403	978	2,280	2,026	2,028	1,500
Above- and below-market rent amortization	3,895	4,255	1,032	1,075	880	908	856
Lease termination fees	706	1,693	254	232	92	128	106
Total revenue	216,461	242,818	54,626	50,920	54,552	56,363	54,075
Expenses
Property related expenses	55,921	72,603	14,131	13,170	13,930	14,690	15,998
Real estate taxes	34,264	36,297	8,512	8,439	8,753	8,560	7,454
Property management fees	232	917	51	49	72	60	197
Total property operating expenses	90,417	109,817	22,694	21,658	22,755	23,310	23,649
Interest expense	30,385	40,723	7,534	7,516	7,397	7,938	8,746
Interest rate hedge ineffectiveness expense (income)	(253)	(572)	(262)	8	(29)	30	(979)
Amortization of deferred financing costs	3,444	3,106	883	882	867	812	798
Total interest expense	33,576	43,257	8,155	8,406	8,235	8,780	8,565
General and administrative	21,446	23,649	4,956	5,157	5,626	5,707	5,796
Asset impairment losses	5,250	8,977	5,250	—	—	—	—
Real estate depreciation and amortization	94,296	111,122	23,655	23,653	22,557	24,431	23,771
Depreciation and amortization - non-real estate assets	458	708	133	132	95	98	85
Total expenses	245,443	297,530	64,843	59,006	59,268	62,326	61,866
Interest and other income	1,359	1,169	88	170	783	318	303
Loss on early extinguishment of debt	(545)	—	—	—	—	(545)	—
Loss before income taxes, equity in operations
of investments, and gains	(28,168)	(53,543)	(10,129)	(7,916)	(3,933)	(6,190)	(7,488)
Benefit (provision) for income taxes	(468)	(655)	(171)	(202)	149	(244)	(188)
Equity in operations of investments	6,399	2,569	32	67	6,556	(256)	685
Income (loss) before gains	(22,237)	(51,629)	(10,268)	(8,051)	2,772	(6,690)	(6,991)
Gain on sale of assets	92,396	22,176	384	—	1,262	90,750	650
Gain on remeasurement of investment in unconsolidated entities	14,168	—	—	—	—	14,168	—
Net income (loss)	84,327	(29,453)	(9,884)	(8,051)	4,034	98,228	(6,341)
Noncontrolling interests	(41)	36	9	10	(3)	(57)	8
Net income (loss) attributable to common stockholders	$84,286	$(29,417)	$(9,875)	$(8,041)	$4,031	$98,171	$(6,333)

Basic weighted average common shares outstanding	47,537,758	47,405,564	47,553,564	47,549,635	47,536,320	47,510,915	47,414,021
Diluted weighted average common shares outstanding (1)	47,882,642	47,405,564	47,553,564	47,549,635	47,875,418	47,806,069	47,414,021

Basic income (loss) per common share	$1.76	$(0.62)	$(0.21)	$(0.17)	$0.08	$2.05	$(0.13)
Diluted income (loss) per common share (1)	$1.75	$(0.62)	$(0.21)	$(0.17)	$0.08	$2.04	$(0.13)

Distributions declared per common share	$0.72	$0.72	$0.18	$0.18	$0.18	$0.18	$0.18

(1)	In periods of net loss there are no dilutive securities and diluted loss per common share is calculated using weighted average common shares outstanding - basic as the denominator.

Supplemental Operating and Financial Data	4Q’17 Page 5

Calculations of FFO and Additional Information
(in thousands, except per share data)

	Twelve Months Ended		Three Months Ended
	31-Dec-17	31-Dec-16	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16

Net income (loss)	$84,327	$(29,453)	$(9,884)	$(8,051)	$4,034	$98,228	$(6,341)
Noncontrolling interests	(41)	36	9	10	(3)	(57)	8
Net income (loss) attributable to common stockholders	84,286	(29,417)	(9,875)	(8,041)	4,031	98,171	(6,333)
Adjustments (1):
Real estate depreciation and amortization from consolidated properties	94,296	111,122	23,655	23,653	22,557	24,431	23,771
Real estate depreciation and amortization from unconsolidated properties	1,377	8,258	391	289	131	566	2,150
Real estate depreciation and amortization - noncontrolling interest	—	(6)	—	—	—	—	—
Impairment of depreciable real estate assets	5,250	8,977	5,250	—	—	—	—
Gain on sale of depreciable real estate	(99,109)	(22,236)	(384)	—	(7,975)	(90,750)	(650)
Gain on remeasurement of investment in unconsolidated entities	(14,168)	—	—	—	—	(14,168)	—
Taxes associated with sale of depreciable real estate	—	(88)	—	—	—	—	—
Noncontrolling interests	6	(78)	(17)	(16)	(9)	48	(21)
FFO attributable to common stockholders	71,938	76,532	19,020	15,885	18,735	18,298	18,917

Adjustments (1):
Severance charges	451	1,025	—	—	451	—	532
Interest rate hedge ineffectiveness expense (income) (2)	(253)	(572)	(262)	8	(29)	30	(979)
Loss on early extinguishment of debt	545	—	—	—	—	545	—
Default interest (3)	2,443	2,468	616	616	609	602	616
Noncontrolling interests	(2)	(2)	—	(1)	—	(1)	—
FFO attributable to common stockholders, excluding certain items	$75,122	$79,451	$19,374	$16,508	$19,766	$19,474	$19,086

Recurring capital expenditures (1)	$(28,131)	$(36,886)	$(6,109)	$(10,271)	$(5,135)	$(6,616)	$(10,902)
Straight-line rent adjustments (1)	$(10,743)	$(9,753)	$(2,088)	$(3,757)	$(2,507)	$(2,391)	$(1,998)
Above- and below-market rent amortization (1)	$(3,897)	$(4,551)	$(1,032)	$(1,075)	$(871)	$(919)	$(922)
Amortization of deferred financing costs (1)	$3,639	$3,345	$915	$918	$984	$822	$844
Amortization of restricted shares and units	$4,081	$4,159	$1,071	$1,077	$1,023	$910	$1,041
Depreciation and amortization - non-real estate assets	$458	$708	$133	$132	$95	$98	$85

Weighted average common shares outstanding - basic	47,538	47,406	47,554	47,550	47,536	47,511	47,414
Weighted average common shares outstanding - diluted	47,883	47,819	48,207	48,160	47,875	47,806	47,888

Diluted FFO per common share	$1.50	$1.60	$0.39	$0.33	$0.39	$0.38	$0.40
Diluted FFO, excluding certain items, per common share	$1.57	$1.66	$0.40	$0.34	$0.41	$0.41	$0.40

From August 28, 2017 through December 31, 2017, we provided rent abatements of approximately $7.0 million to tenants at the Eldridge Properties because the properties had not been restored to pre-loss condition following Hurricane Harvey. Approximately $6.2 million of these losses were recovered from business interruption insurance proceeds, net of a deductible and estimated saved expenses.

(1) Includes our pro rata share of consolidated and unconsolidated amounts, including for our period of ownership of properties sold.
(2) Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense (income) within “interest expense” on our consolidated statements of operations.

(3) We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.

For additional information regarding the non-GAAP measures, see pages 29-30.

Supplemental Operating and Financial Data	4Q’17 Page 6

Calculations of EBITDA
(in thousands, except ratios)

	Three Months Ended
	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16

Net income (loss) attributable to common stockholders	$(9,875)	$(8,041)	$4,031	$98,171	$(6,333)

Adjustments:

Noncontrolling interests	(9)	(9)	3	59	(5)

Interest expense:
Interest expense - consolidated	7,534	7,516	7,397	7,938	8,746
Interest expense - unconsolidated entities	338	335	77	160	723
Interest rate hedge ineffectiveness expense (income) (1)	(262)	8	(29)	30	(979)
Amortization of deferred financing costs - consolidated	883	882	867	812	798
Amortization of deferred financing costs - unconsolidated entities	32	36	117	10	46
Total interest expense	8,525	8,777	8,429	8,950	9,334

Tax provision (benefit) - consolidated	171	202	(149)	244	188
Tax provision - unconsolidated entities	1	—	5	1	49
Depreciation and amortization - consolidated	23,788	23,785	22,652	24,529	23,856
Depreciation and amortization - unconsolidated entities	391	289	131	566	2,150
Impairment losses	5,250	—	—	—	—
Gain on sale of real estate	(384)	—	(7,975)	(90,750)	(650)
Gain on remeasurement of investment in unconsolidated entities	—	—	—	(14,168)	—
Loss on early extinguishment of debt	—	—	—	545	—
EBITDA	27,858	25,003	27,127	28,147	28,589

Adjustments:
Non-cash write-off (recoveries), net of tenant receivables	19	(742)	(20)	(19)	(22)
Rent abatements (recoveries), net, due to Hurricane Harvey (2)	(1,556)	1,921	—	—	—
Severance charges	—	—	451	—	532
Normalized EBITDA	26,321	26,182	27,558	28,128	29,099

Adjustments:
EBITDA from properties disposed before period end	5	11	(1,625)	(2,229)	(385)
Full quarter adjustment for acquired properties	—	—	2,024	—	—
Normalized estimated full period EBITDA from properties owned at period end	$26,326	$26,193	$27,957	$25,899	$28,714

Fixed charges
Interest expense	$8,525	$8,777	$8,429	$8,950	$9,334
Interest rate hedge ineffectiveness (expense) income (1)	262	(8)	29	(30)	979
Default interest (3)	(616)	(616)	(609)	(602)	(616)
Capitalized interest incurred (4)	782	653	637	662	289
Normalized interest expense	8,953	8,806	8,486	8,980	9,986
Principal payments (excludes debt payoff)	355	349	357	444	854
Normalized fixed charges	$9,308	$9,155	$8,843	$9,424	$10,840

Normalized interest coverage (5)	2.94	2.97	3.25	3.13	2.91
Normalized fixed charge coverage (5)	2.83	2.86	3.12	2.98	2.68

(1) Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense (income).

(2)	Reflects rent abatements, net of business interruption recoveries and an insurance deductible, following Hurricane Harvey.
(3) We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.
(4) Excludes capitalized interest funded from construction loans.
(5) Normalized interest coverage is equal to normalized EBITDA divided by normalized interest expense. Normalized fixed charge coverage is equal to normalized EBITDA divided by normalized fixed charges.

For additional information regarding the non-GAAP measures, see pages 29-30.

Supplemental Operating and Financial Data	4Q’17 Page 7

Unconsolidated Entities Financial Summary
at TIER REIT Ownership Share
As of and for the Quarter Ended December 31, 2017
(dollars in thousands)

	Domain 8	Third + Shoal	Total
Ownership % during the period	50.00% (1)	47.50%
Ownership % at period end	50.00% (1)	47.50%
Results of Operations
Rental income	$424	$—	$424
Straight-line rent and lease incentive revenue	750	—	750
Total revenue	1,174	—	1,174

Property related expenses	227	—	227
Real estate taxes	133	—	133
Property management fees	17	—	17
NOI	797	—	797

Interest expense	338	—	338
Amortization of deferred financing costs	32	—	32
Real estate depreciation and amortization	388	—	388
Provision for income taxes	1	—	1
Net income	38	—	38

Adjustments:
Depreciation of basis adjustments	(3)	—	(3)
Property related expense allocation to basis	(3)	—	(3)
Adjusted net income	32	—	32
Adjustments:
Real estate depreciation and amortization	391	—	391
Funds from operations	$423	$—	$423

Balance Sheet Information
Real estate book value	$38,423	$37,653	$76,076
Accumulated depreciation	(611)	(333)	(944)
Real estate book value after depreciation	$37,812	$37,320	$75,132

Cash and cash equivalents	$1,337	$98	$1,435
Assets	$44,427	$39,620	$84,047
Mortgage debt	$43,572	$8,805	$52,377
Company’s equity interest in investment (1)	$(3,437)	$25,931	$22,494
Basis differences	4,319	5,039	9,358
Carrying value of the Company’s investment	$882	$30,970	$31,852
________________________________
Notes:
Investments in unconsolidated entities consist of our noncontrolling interest in properties accounted for using the equity method. Multiplying each financial statement line item by the associated ownership percentage and adding those amounts to consolidated totals may not accurately depict the legal and economic implications of holding a noncontrolling interest in an investee entity.

(1) Domain 8’s legal ownership is 50%. The economic ownership percentage may differ due to achievement of specified investment return thresholds as provided in the joint venture agreement.

Supplemental Operating and Financial Data	4Q’17 Page 8

Same Store Analysis
(in thousands, except property count and percentages)

	Three Months Ended				Twelve Months Ended
Same Store NOI:	31-Dec-17	31-Dec-16	Favorable/ (Unfavorable)		31-Dec-17	31-Dec-16	Favorable/ (Unfavorable)
Same Store Revenues:
Total revenue (1)	$44,342	$42,165	$2,177		$170,997	$173,005	$(2,008)
Less: Lease termination fees	(254)	(62)	(192)		(463)	(1,504)	1,041
	44,088	42,103	1,985	4.7%	170,534	171,501	(967)	(0.6)%
Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs) (2)	11,836	11,920	84	0.7%	44,872	46,375	1,503	3.2%
Real estate taxes	7,032	6,730	(302)	(4.5)%	28,463	29,154	691	2.4%
Property management fees	25	42	17	40.5%	91	192	101	52.6%
Property expenses	18,893	18,692	(201)	(1.1)%	73,426	75,721	2,295	3.0%
Same Store NOI - consolidated properties	25,195	23,411	1,784	7.6%	97,108	95,780	1,328	1.4%
Same Store NOI - unconsolidated properties (at ownership %)	1,326	1,266	60	4.7%	5,394	3,605	1,789	49.6%
Same Store NOI	$26,521	$24,677	$1,844	7.5%	$102,502	$99,385	$3,117	3.1%

Same Store Cash NOI:
Same Store NOI - consolidated properties	$25,195	$23,411	$1,784		$97,108	$95,780	$1,328
Less:
Straight-line rent revenue adjustment	(505)	(1,283)	778		(5,558)	(5,269)	(289)
Above- and below-market rent amortization	(656)	(853)	197		(2,586)	(4,101)	1,515
Same Store Cash NOI - consolidated properties	24,034	21,275	2,759	13.0%	88,964	86,410	2,554	3.0%
Same Store Cash NOI - unconsolidated properties (at ownership %)	1,104	1,249	(145)	(11.6)%	4,418	3,225	1,193	37.0%
Same Store Cash NOI	$25,138	$22,524	$2,614	11.6%	$93,382	$89,635	$3,747	4.2%

Same Store occupancy % at period end (% owned)	87.9%	89.7%			87.9%	89.7%

Same Store operating properties (3)	17				17
Same Store rentable square feet (% owned)	6,346				6,346

Reconciliation of net income (loss) to Same Store NOI and Same Store Cash NOI:
Net income (loss)	$(9,884)	$(6,341)			$84,327	$(29,453)
Adjustments:
Interest expense	8,155	8,565			33,576	43,257
Asset impairment losses	5,250	—			5,250	8,977
Tenant improvement demolition costs	25	277			267	722
General and administrative	4,956	5,796			21,446	23,649
Real estate depreciation and amortization	23,655	23,771			94,296	111,122
Depreciation and amortization of non-real estate assets	133	85			458	708
Interest and other income	(88)	(303)			(1,359)	(1,169)
Loss on early extinguishment of debt	—	—			545	—
Provision for income taxes	171	188			468	655
Equity in operations of investments	(32)	(685)			(6,399)	(2,569)
Gain on sale of assets	(384)	(650)			(92,396)	(22,176)
Gain on remeasurement of investment in unconsolidated entities	—	—			(14,168)	—
Net operating income of non-same store properties	(6,508)	(7,230)			(28,740)	(36,439)
Lease termination fees	(254)	(62)			(463)	(1,504)
Same Store NOI of unconsolidated properties (at ownership %)	1,326	1,266			5,394	3,605
Same Store NOI	26,521	24,677			102,502	99,385
Straight-line rent revenue adjustment	(505)	(1,283)			(5,558)	(5,269)
Above- and below-market rent amortization	(656)	(853)			(2,586)	(4,101)
Cash NOI adjustments for unconsolidated properties (at ownership %)	(222)	(17)			(976)	(380)
Same Store Cash NOI	$25,138	$22,524			$93,382	$89,635

(1) Rent abatements of approximately $5.1 million and $7.0 million were provided to tenants at the Eldridge Properties for the fourth quarter and for the year of 2017, respectively, because the properties had not been restored to pre-loss condition following Hurricane Harvey. Business interruption insurance proceeds of $6.2 million were received in the fourth quarter of 2017, which offset these losses, net of a deductible and estimated saved expenses.

(2) Property operating expenses decreased at our Eldridge Properties during the fourth quarter and for the year of 2017, because the properties had not been returned to pre-loss condition following Hurricane Harvey.

(3) Includes our Domain 2 and Domain 7 properties (although we acquired full ownership of these two properties in January 2017) as unconsolidated and at their prior year ownership percentage of 49.84% in all periods presented.

For additional information regarding the non-GAAP measures, see pages 29-30.

Supplemental Operating and Financial Data	4Q’17 Page 9

Schedule of Properties Owned
as of December 31, 2017
(in thousands, except $/RSF and percentages)

		Rentable SF (100%)	Rentable SF (own %)		Average Effective Rent (own %)	Average Effective Rent $/RSF (own %)	Average Adjusted Effective Rent $/RSF (own %)	Estimated Market Rent $/RSF (own %)		% Average Effective Rent (own %)
				Occupancy % (own %)					% of NRA (own %)
Property (% owned, if not 100%)	Location
Terrace Office Park	Austin, TX	619	619	90.3%	$20,544	$36.75	$39.91	$45.26	8.5%	10.5%
Domain 2	Austin, TX	115	115	100.0%	4,896	$42.57	$42.57	$49.05	1.6%	2.5%
Domain 3	Austin, TX	179	179	100.0%	5,268	$29.43	$35.06	$39.09	2.5%	2.7%
Domain 4	Austin, TX	153	153	100.0%	3,816	$24.94	$38.21	$39.28	2.1%	1.9%
Domain 7	Austin, TX	222	222	100.0%	9,156	$41.24	$41.24	$45.64	3.1%	4.7%
Domain 8 (50%)	Austin, TX	291	146	100.0%	4,296	$29.42	$36.82	$42.50	2.0%	2.2%
Austin		1,579	1,434	95.8%	47,976	$34.92	$39.20	$43.88	19.8%	24.4%

5950 Sherry Lane	Dallas, TX	197	197	89.8%	6,792	$38.37	$39.32	$40.05	2.7%	3.5%
Burnett Plaza	Fort Worth, TX	1,025	1,025	90.0%	20,256	$21.95	$23.58	$24.50	14.1%	10.3%
Centreport Office Center	Fort Worth, TX	133	133	85.0%	2,583	$22.86	$22.86	$22.15	1.8%	1.3%
Legacy District One	Plano, TX	319	319	100.0%	11,915	$37.35	$37.35	$41.50	4.4%	6.1%
Dallas/Fort Worth		1,674	1,674	91.5%	41,546	$27.12	$28.22	$29.66	23.1%	21.2%

One BriarLake Plaza	Houston, TX	502	502	89.2%	18,768	$41.89	$42.86	$42.75	6.9%	9.6%
Two BriarLake Plaza	Houston, TX	333	333	67.9%	9,672	$42.80	$43.01	$44.42	4.6%	4.9%
One & Two Eldridge Place	Houston, TX	519	519	72.6%	11,424	$30.30	$33.01	$36.25	7.1%	5.8%
Three Eldridge Place	Houston, TX	305	305	71.1%	9,132	$42.08	$42.08	$40.51	4.2%	4.7%
Loop Central	Houston, TX	575	575	83.8%	12,144	$25.20	$25.52	$26.00	7.9%	6.2%
Houston		2,234	2,234	78.3%	61,140	$34.94	$35.88	$36.67	30.8%	31.1%

Bank of America Plaza	Charlotte, NC	891	891	95.8%	21,384	$25.04	$26.23	$32.50	12.3%	10.9%
Charlotte		891	891	95.8%	21,384	$25.04	$26.23	$32.50	12.3%	10.9%

Plaza at MetroCenter	Nashville, TN	361	361	90.3%	6,324	$19.40	$19.40	$19.50	5.0%	3.2%
Nashville		361	361	90.3%	6,324	$19.40	$19.40	$19.50	5.0%	3.2%

500 East Pratt (1)	Baltimore, MD	280	280	92.9%	8,363	$32.17	$34.80	$32.50	3.9%	4.3%
Woodcrest (2)	Cherry Hill, NJ	386	386	97.2%	9,549	$25.46	$25.46	$20.74	5.3%	4.9%
Other		666	666	95.3%	17,912	$28.21	$29.29	$25.56	9.2%	9.2%
Total operating office properties		7,405	7,260	89.1%	$196,282	$30.33	$32.02	$34.04	100.0%	100.0%

Non-operating property
Fifth Third Center (3)	Columbus, OH	331	331	50.5%
Total Properties		7,736	7,591

Development Properties				Leased %
Domain 11	Austin, TX	324	324	98.0%
Third + Shoal (47.5%)	Austin, TX	345	164	73.0%

(1) This property was held for sale as of December 31, 2017.
(2) Includes two properties.
(3) The non-recourse loan secured by Fifth Third Center is currently in default and we are working with the lender to dispose of this property on their behalf.

Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest, divided by the total square footage under commenced leases at period end.

Average adjusted effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, excluding any scheduled future rent increases, as adjusted for our ownership interest, divided by the total square footage under commenced leases at period end.
.

Supplemental Operating and Financial Data	4Q’17 Page 10

Portfolio Analysis
For the Three Months Ended and
as of December 31, 2017

	Number of Properties	Number of Buildings	Net Rentable Area (000’s)	Commenced % SF Leased	% of NRA	NOI ($000’s) (1)	% of NOI
Market

Austin	6	9	1,434	95.8%	19.8%	$8,559	26.4%
Dallas/Fort Worth	4	5	1,674	91.5%	23.1%	6,581	20.3%
Houston	5	8	2,234	78.3%	30.8%	9,553	29.5%
Charlotte	1	1	891	95.8%	12.3%	4,205	13.0%
Nashville	1	2	361	90.3%	5.0%	867	2.7%
Other	3	3	666	95.3%	9.2%	2,616	8.1%

Total	20	28	7,260	89.1%	100.0%	32,381	100.0%

Reconciliation to NOI (Consolidated):
Less NOI from unconsolidated properties						(797)
Plus NOI from non-operating properties (including disposed properties)						348
NOI (Consolidated)						$31,932

Notes:
Analysis relates to operating properties owned at the end of the most recent period only and includes pro-forma adjustments for any acquired properties to reflect a full quarter.
Amounts reflect TIER REIT’s ownership %.
NOI is a non-GAAP performance measure. A calculation of NOI is presented on page 2.

(1) NOI in Houston reflects rent abatements of approximately $5.1 million that were provided to tenants at the Eldridge Properties for the fourth quarter of 2017 because the properties had not been restored to pre-loss condition following Hurricane Harvey. Additionally, approximately $6.2 million of these losses were recovered from business interruption insurance proceeds, net of a deductible and estimated saved expenses.

Supplemental Operating and Financial Data	4Q’17 Page 11

Components of Net Asset Value
(in thousands, except percentages)

Annualized Three Months Ended
31-Dec-17
Consolidated total revenue	$218,504
Less:
GAAP rent adjustments	(8,040)
Lease termination fees	(1,016)
209,448
Consolidated total property operating expenses	(90,776)
Adjusted cash NOI (1)	118,672
Adjustments:
Adjusted cash NOI from unconsolidated real estate assets, at ownership share	188
Adjusted cash NOI from sold properties, at ownership share	3
Adjusted cash NOI from land and development properties, at ownership share (2)	51
Adjusted cash NOI attributed to business interruption proceeds in excess of abatements and deductible during the period at the Eldridge Properties (3)	(4,700)
Incremental pro forma stabilized adjusted cash NOI from executed leases at Domain 8 and Domain 11, at ownership share	15,163
Total adjusted cash NOI at ownership share (4)	$129,377

31-Dec-17
Other real estate properties
Cost basis of land and development properties, at ownership share (5)	$89,103

Other tangible assets
Cash and cash equivalents	$13,800
Restricted cash	8,510
Accounts receivable, net (excluding $57,372 of straight-line rent receivable and $15,000 of insurance receivable) (6)	8,757
Prepaid expenses and other assets	28,112
Total other tangible assets	$59,179

Liabilities
Mortgage debt	$191,339
Unsecured term loans and revolving credit facility	610,000
Accrued and other liabilities	88,733
Ownership share of unconsolidated mortgage debt	52,377
Remaining estimated cost to complete Domain 11 development property and Domain 8	80,700
Total liabilities	$1,023,149

Total common shares, restricted stock, and restricted stock units outstanding	48,032

(1)
Includes approximately $16.8 million of adjusted cash NOI related to two non-stabilized properties (Burnett Plaza and Two BriarLake Plaza). At stabilization these properties are expected to generate adjusted cash NOI of approximately $21.0 million.

(2)	Includes Domain 9, Domain 10, Domain 11, Domain 12, Legacy District Two, Legacy District Three, and Domain Blocks D & G at ownership share.
(3)
Rent abatements of approximately $5.1 million were provided to tenants at the Eldridge Properties for the fourth quarter of 2017 because the properties had not been restored to pre-loss condition following Hurricane Harvey. Approximately $6.2 million of losses were recovered from business interruption insurance proceeds in the fourth quarter, which included $1.9 million for the third quarter and $4.3 million for the fourth quarter, net of a deductible and estimated saved expenses.

(4)	Comprised of adjusted cash NOI from the following markets: Austin – 32%, Dallas – 18%, Houston – 27%, Charlotte – 11%, Cherry Hill – 4%, Baltimore – 4%, Nashville – 2%, Other – 2%
(5)	Includes Third + Shoal, Domain 9, Domain 10, Domain 12, Legacy District Two, Legacy District Three, and Domain Blocks D & G at ownership share.
(6)	Excludes insurance receivable expected to be recovered for the write-off of net book value of damaged assets.

Supplemental Operating and Financial Data	4Q’17 Page 12

Significant Tenants
December 31, 2017
(in thousands, except percentages and years)

	Annualized Gross Rental Revenues	Percentage of Annualized Gross Rental Revenues		Percentage of Square Feet Leased	Weighted Average Remaining Term (Years)
			Square Feet Leased			Moody’s / S&P Credit Rating
Tenant
Encana Oil & Gas (USA) Inc.	$11,910	6%	319	5%	9.5	Ba2 / BBB
Amoco	9,139	4%	217	3%	1.2	A1 / A-
Bank of America	8,739	4%	388	6%	2.6	A3 / A-
Apache Corporation	8,486	4%	210	3%	6.8	Baa3 / BBB
GM Financial	7,950	4%	326	5%	8.1	Baa3 / BBB
Samsung Engineering America Inc.	7,192	3%	161	2%	7.6	NR
Amazon	6,508	3%	161	2%	7.2	Baa1 / AA-
Universal Pegasus International	5,574	3%	218	3%	2.3	NR
McDermott, Inc.	5,411	3%	169	3%	3.1	B1 / B+
GSA	5,275	3%	226	3%	3.4	U.S. Government
HomeAway	4,899	2%	115	2%	8.2	Ba1 / BBB-
Blackbaud, Inc.	4,440	2%	133	2%	5.8	NR
Conduent Incorporated	3,889	2%	151	2%	2.7	Ba3 / BB
Accruent, LLC	3,680	2%	104	2%	6.7	NR
SCOR Global Life	3,572	2%	140	2%	10.6	NR / AA-
Total of largest 15 tenants	$96,664	47%	3,038	45%	5.5
Total all tenants	$207,204		6,471		5.6

Notes:
The above tables set forth the Company’s 15 largest tenants including subsidiaries for the operating properties as of the date noted above, based upon annualized gross rents plus estimated operating cost recoveries in place at the end of the above noted period.

As annualized rental revenue is not derived from the historical GAAP results, historical results may differ from those set forth above.
Amounts reflect TIER REIT’s ownership %.

Supplemental Operating and Financial Data	4Q’17 Page 13

Industry Diversification (by square feet)
As of December 31, 2017

Other 10%
Construction 3%
Manufacturing 4%
Information 4%
Retail Trade 5%
Utilities 5%
Public Administration 7%
Mining (Includes Oil & Gas) 15%
Finance and Insurance 18%
Professional, Scientific, and Technical Services 29%

Notes:

The Company’s tenants are classified according to the U.S. Government’s North American Industrial Classification System (NAICS).
Amounts reflect TIER REIT’s ownership %.
“Other” includes 11 industry classifications.

Supplemental Operating and Financial Data	4Q’17 Page 14

Leasing Activity Summary
For the Three Months Ended
December 31, 2017

		Occupancy						Occupancy
		%	SF (000’s)	Activity for the Quarter (SF 000’s)				SF (000’s)%		Cash Net Rent /SF			Straight-lined Net Rent /SF
Market	Rentable SF (000’s)	30-Sep-17	30-Sep-17	Expiring	Renewals	Expansions	New	31-Dec-17	31-Dec-17	Expiring	Activity	% Increase	Expiring	Activity	% Increase
Austin	1,434	95.0%	1,362	(68)	—	—	80	1,374	95.8%	$21.37	$26.31	23%	$16.85	$25.95	54%
Dallas/Fort Worth	1,674	89.8%	1,504	(3)	3	1	27	1,532	91.5%	$11.76	$14.41	23%	$9.90	$15.12	53%
Houston	2,234	77.8%	1,739	(20)	20	1	10	1,750	78.3%	$16.28	$16.11	(1)%	$14.43	$15.37	7%
Charlotte	891	95.8%	854	(1)	1	—	—	854	95.8%	$20.51	$21.99	7%	$18.24	$22.87	25%
Nashville	361	87.5%	316	(12)	6	—	16	326	90.3%	$10.08	$10.15	1%	$9.29	$11.23	21%
Other	666	95.8%	638	(3)	—	—	—	635	95.3%	$—	$—	—%	$—	$—	—%
Total	7,260	88.3%	6,413	(107)	30	2	133	6,471	89.1%	$17.10	$19.98	17%	$14.09	$19.95	42%

	End of Period									Cash			Straight-lined
		Occupancy						Occupancy		Net Rent /SF		% Increase of Cash Net Rent	Net Rent /SF		% Increase of SL Net Rent
Year-To-Date Summary	NRA (000's)%		SF (000's)	Expiring	Renewals	Expansions	New	SF (000's)%		Expiring	Activity		Expiring	Activity
Q1 Activity	7,517	90.3%	6,789	(286)	219	3	59	6,784	90.2%	$13.66	$13.75	1%	$12.72	$15.54	22%
Q2 Activity	7,114	90.5%	6,437	(395)	154	57	40	6,293	88.5%	$16.97	$20.76	22%	$15.47	$21.57	39%
Q3 Activity	7,260	88.7%	6,439	(621)	515	—	80	6,413	88.3%	$14.06	$14.81	5%	$11.64	$15.90	37%
Q4 Activity	7,260	88.3%	6,413	(107)	30	2	133	6,471	89.1%	$17.10	$19.98	17%	$14.09	$19.95	42%
				(1,409)	918	62	312			$14.93	$16.40	10%	$12.93	$17.44	35%

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
Occupancy includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of Cash Net Rent and % increase of Straight-lined net rent.

Supplemental Operating and Financial Data	4Q’17 Page 15

Leasing Rate Activity Summary
For the Three Months Ended
December 31, 2017

	Renewals					Expansions					New
	SF (000’s)	Cash Net Rent /SF		Straight-lined Net Rent /SF		SF (000’s)	Cash Net Rent /SF		Straight-lined Net Rent /SF		SF (000’s)	Cash Net Rent /SF		Straight-lined Net Rent /SF
Markets		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity
Austin	—	$—	$—	$—	$—	—	$—	$—	$—	$—	80	$21.37	$26.31	$16.85	$25.95
Dallas/Fort Worth	3	$21.48	$22.40	$21.00	$22.69	1	$16.86	$10.00	$14.39	$10.00	27	$10.52	$13.70	$8.54	$14.49
Houston	20	$14.44	$14.68	$13.27	$14.27	1	$13.35	$15.50	$11.61	$15.00	10	$20.25	$19.00	$16.97	$17.55
Charlotte	1	$20.51	$21.99	$18.24	$22.87	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Nashville	6	$9.78	$10.01	$9.45	$10.82	—	$—	$—	$—	$—	16	$10.19	$10.20	$9.23	$11.39
Other	—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Total	30	$14.42	$14.76	$13.45	$14.71	2	$15.11	$12.75	$13.00	$12.50	133	$17.74	$21.26	$14.26	$21.24
Percentage increase (decrease)			2%		9%			(16)%		(4)%			20%		49%

Year-To-Date Summary:
Total Portfolio
Q1 Activity	219	$12.20	$11.90	$11.66	$13.90	3	$29.92	$30.54	$28.10	$28.25	59	$19.32	$20.87	$16.91	$23.19
Q2 Activity	154	$16.28	$18.10	$14.69	$19.55	57	$21.07	$27.37	$19.71	$27.18	40	$13.47	$21.19	$12.08	$21.01
Q3 Activity	515	$13.25	$13.79	$10.56	$14.86	—	$—	$—	$—	$—	80	$19.28	$21.36	$18.56	$22.60
Q4 Activity	30	$14.42	$14.76	$13.45	$14.71	2	$15.11	$12.75	$13.00	$12.50	133	$17.74	$21.26	$14.26	$21.24
	918	$13.55	$14.09	$11.61	$15.41	62	$21.31	$27.05	$19.90	$26.76	312	$17.88	$21.20	$15.58	$21.93
Percentage increase (decrease)			4%		33%			27%		34%			19%		41%

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
SF includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of Cash Net Rent and % increase of Straight-lined net rent.

Supplemental Operating and Financial Data	4Q’17 Page 16

Lease Expirations
For Four Quarters From January 1, 2018
(in thousands, except per SF data)

	Market	Month to Month	1Q'18	2Q'18	3Q'18	4Q'18	Grand Total

	By Square Foot
	Austin	—	—	4	20	—	24
	Dallas/Fort Worth	1	7	59	39	117	223
	Houston	—	3	14	5	33	55
	Charlotte	—	5	—	3	1	9
	Nashville	1	—	—	—	2	3
	Other	—	—	—	—	—	—
	Total	2	15	77	67	153	314

	By Annualized Expiring Rentals
	Austin	$—	$129	$181	$766	$—	$1,076
	Dallas/Fort Worth	12	224	1,562	1,070	2,620	5,488
	Houston	1	38	536	155	1,528	2,258
	Charlotte	—	167	—	116	59	342
	Nashville	10	—	—	—	40	50
	Other	—	—	—	—	—	—
	Total	$23	$558	$2,279	$2,107	$4,247	$9,214

	By Expiring Rent Per SF
	Austin	$—	$—	$42.09	$37.37	$—	$43.39
	Dallas/Fort Worth	$12.00	$27.65	$26.66	$28.08	$22.55	$24.72
	Houston	$—	$12.26	$38.01	$31.63	$46.30	$40.98
	Charlotte	$—	$31.51	$—	$46.40	$45.38	$37.58
	Nashville	$16.67	$—	$—	$—	$19.05	$18.52
	Other	$—	$—	$—	$—	$—	$—
	Total	$11.50	$37.20	$29.60	$31.45	$27.76	$29.34

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.
Annualized expiring rentals may include rent related to parking management agreements where square footage is zero.

Supplemental Operating and Financial Data	4Q’17 Page 17

Lease Expirations
Annually From January 1, 2018
(in thousands, except percentage and per SF data)

Market	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028+	Grand Total
By Square Foot
Austin	25	105	116	74	227	261	134	97	207	90	40	1,374
Dallas/Fort Worth	222	97	128	64	42	156	46	3	390	319	65	1,532
Houston	55	323	290	264	124	91	272	55	230	—	50	1,750
Charlotte	9	90	23	331	17	84	37	8	25	14	217	854
Nashville	3	3	2	59	20	14	4	22	—	—	200	326
Other	—	39	301	104	62	11	10	9	—	99	1	635
Total	314	657	860	896	492	617	503	194	852	522	573	6,471
As a % of Occupied SF	5%	10%	13%	14%	8%	9%	8%	3%	13%	8%	9%	100%
As a % of Total NRA	4%	9%	12%	12%	7%	8%	7%	3%	12%	7%	8%	89%

By Annualized Expiring Rentals
Austin	$1,076	$4,327	$4,896	$3,443	$10,343	$11,278	$5,684	$4,431	$9,852	$4,331	$1,637	$61,298
Dallas/Fort Worth	5,488	2,492	4,141	2,346	1,174	4,671	1,402	143	11,281	13,002	1,428	47,568
Houston	2,258	13,321	9,727	9,572	4,270	3,594	12,085	1,853	9,709	—	1,471	67,860
Charlotte	342	2,097	793	8,920	635	3,094	535	430	1,093	634	7,769	26,342
Nashville	50	68	45	1,199	438	307	87	544	—	—	4,532	7,270
Other	—	936	8,948	2,901	2,443	435	371	379	—	4,099	39	20,551
Total	$9,214	$23,241	$28,550	$28,381	$19,303	$23,379	$20,164	$7,780	$31,935	$22,066	$16,876	$230,889
As a % of Total Annualized Expiring Rentals	4%	10%	13%	12%	8%	10%	9%	3%	14%	10%	7%	100%

By Expiring Rent Per SF
Austin	$43.39	$41.01	$42.06	$46.34	$45.79	$43.26	$42.51	$46.20	$47.66	$47.96	$40.93	$44.61
Dallas/Fort Worth	$24.72	$25.64	$32.33	$36.83	$27.82	$29.96	$30.41	$43.33	$28.93	$40.84	$22.21	$31.07
Houston	$40.98	$41.24	$33.40	$36.34	$34.19	$40.02	$44.48	$34.25	$42.25	$—	$30.02	$38.73
Charlotte	$37.58	$23.38	$34.33	$26.89	$38.25	$36.88	$14.62	$51.81	$43.55	$45.61	$35.85	$30.82
Nashville	$18.52	$20.61	$21.43	$20.60	$22.23	$22.57	$21.22	$24.29	$—	$—	$22.64	$22.28
Other	$—	$24.25	$29.76	$27.97	$39.21	$38.16	$39.05	$41.20	$—	$41.45	$32.50	$32.34
Total	$29.34	$35.37	$33.20	$31.68	$39.23	$37.89	$40.09	$40.10	$37.48	$42.27	$29.45	$35.68

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.

Supplemental Operating and Financial Data	4Q’17 Page 18

Occupancy Trends

	Rentable SF (000’s)	Occupancy %
Market	31-Dec-17	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16

Austin	1,434	95.8%	95.0%	95.3%	96.8%	97.0%
Dallas/Fort Worth	1,674	91.5%	89.8%	90.9%	88.1%	87.6%
Houston	2,234	78.3%	77.8%	77.9%	84.1%	85.3%
Charlotte	891	95.8%	95.8%	95.4%	94.2%	91.8%
Nashville	361	90.3%	87.5%	87.5%	88.6%	90.9%
Other	666	95.3%	95.8%	95.9%	96.0%	95.3%
Total	7,260	89.1%	88.3%	88.5%	90.0%	90.1%

Notes:
Analysis relates to operating properties owned at the end of the most recent period and reflects TIER REIT’s ownership %.
Occupancy % is as of the last day of the indicated period.

(Rendering)

Supplemental Operating and Financial Data	4Q’17 Page 19

Leasing Cost Summary
For the Three Months Ended
December 31, 2017

			Weighted Average Leasing Costs
	SF (000’s)	Wtd Avg Term (Yrs)	Per Square Foot			Per Square Foot / Year
Renewal			Comms	TI & Other	Total	Comms	TI & Other	Total
Market
Austin	—	—	$—	$—	$—	$—	$—	$—
Dallas/Fort Worth	3	5.8	$13.01	$16.92	$29.93	$2.17	$2.73	$4.90
Houston	20	4.1	$6.45	$5.53	$11.98	$1.16	$1.01	$2.16
Charlotte	1	5.0	$1.84	$12.66	$14.50	$0.37	$2.53	$2.90
Nashville	6	3.6	$2.80	$16.48	$19.28	$0.78	$4.58	$5.36
Other	—	—	$—	$—	$—	$—	$—	$—
Total Current Quarter	30	4.2	$6.22	$9.10	$15.32	$1.49	$2.17	$3.66
Q3 2017	515	3.3	$2.70	$3.26	$5.96	$0.82	$0.99	$1.81
Q2 2017	154	5.2	$9.61	$21.67	$31.28	$1.83	$4.13	$5.96
Q1 2017	219	11.2	$11.95	$24.20	$36.15	$1.06	$2.16	$3.22
Year to Date 2017	918	5.5	$6.18	$11.53	$17.71	$1.07	$1.83	$2.90
Year Ended 2016	554	4.0	$4.50	$9.74	$14.24	$1.12	$2.39	$3.51

Expansion
Market
Austin	—	—	$—	$—	$—	$—	$—	$—
Dallas/Fort Worth	1	0.6	$—	$—	$—	$—	$—	$—
Houston	1	5.5	$8.81	$27.65	$36.46	$1.60	$5.03	$6.63
Charlotte	—	—	$—	$—	$—	$—	$—	$—
Nashville	—	—	$—	$—	$—	$—	$—	$—
Other	—	—	$—	$—	$—	$—	$—	$—
Total Current Quarter	2	3.1	$4.41	$13.83	$18.24	$1.44	$4.53	$5.97
Q3 2017	—	—	$—	$—	$—	$—	$—	$—
Q2 2017	57	5.7	$14.05	$21.00	$35.05	$2.46	$3.68	$6.14
Q1 2017	3	9.9	$3.74	$33.05	$36.79	$0.38	$3.35	$3.73
Year to Date 2017	62	5.8	$13.24	$21.35	$34.59	$2.33	$3.69	$6.02
Year Ended 2016	211	7.6	$11.65	$14.40	$26.05	$1.57	$2.00	$3.57

New
Market
Austin	80	8.0	$19.12	$47.81	$66.93	$2.47	$5.78	$8.25
Dallas/Fort Worth	27	6.3	$10.70	$38.76	$49.46	$1.70	$6.15	$7.85
Houston	10	3.3	$6.27	$35.00	$41.27	$1.90	$10.61	$12.51
Charlotte	—	—	$—	$—	$—	$—	$—	$—
Nashville	16	5.0	$4.51	$13.44	$17.95	$0.90	$2.69	$3.59
Other	—	—	$—	$—	$—	$—	$—	$—
Total Current Quarter	133	6.9	$14.69	$40.87	$55.56	$2.12	$5.89	$8.01
Q3 2017	80	6.9	$14.51	$39.03	$53.54	$2.09	$5.63	$7.72
Q2 2017	40	6.1	$11.63	$35.54	$47.17	$1.92	$5.86	$7.78
Q1 2017	59	11.0	$21.58	$59.76	$81.34	$1.96	$5.44	$7.40
Year to Date 2017	312	7.6	$15.55	$43.29	$58.84	$2.05	$5.73	$7.78
Year Ended 2016	414	6.8	$12.24	$28.00	$40.24	$1.81	$4.13	$5.94

Total
Current Quarter	165	6.4	$13.02	$34.77	$47.79	$2.04	$5.44	$7.48
Q3 2017	595	3.8	$4.29	$8.06	$12.35	$1.14	$2.13	$3.27
Q2 2017	251	5.5	$10.94	$23.73	$34.67	$2.00	$4.32	$6.32
Q1 2017	281	11.1	$13.88	$31.76	$45.64	$1.24	$2.85	$4.09
Year to Date 2017	1,292	6.0	$8.78	$19.67	$28.45	$1.45	$3.26	$4.71
Year Ended 2016	1,179	5.6	$8.50	$16.99	$25.49	$1.50	$3.01	$4.51

Notes:
Analysis relates to operating properties owned at the end of the indicated period and reflects TIER REIT’s ownership %.

Supplemental Operating and Financial Data	4Q’17 Page 20

	Development, Leasing, and
	Capital Expenditures Summary
	(in thousands)

		For the Three Months Ended
		31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16

	Recurring capital expenditures
	Leasing costs	$5,199	$9,065	$4,140	$5,009	$7,369
	Building improvements	910	1,206	995	1,607	3,533
	Subtotal recurring capital expenditures	6,109	10,271	5,135	6,616	10,902

	Non-recurring capital expenditures
	Building improvements (1)	2,751	150	—	—	465
	Leasing costs (2)	1,039	3,218	2,942	1,857	2,167
	Development (3)	24,361	18,389	18,778	15,313	11,703
	Redevelopment (4)	1,444	603	1,829	2,588	4,565
	Subtotal non-recurring capital expenditures	29,595	22,360	23,549	19,758	18,900

	Total capital expenditures	$35,704	$32,631	$28,684	$26,374	$29,802

(1)
Non-recurring building improvements include costs identified as deferred capital needs at the acquisition of a property and costs incurred to improve the Eldridge Properties as a result of flood-related damages, which has been identified as an unusual event. Costs incurred to improve the Eldridge Properties for such damages were as follows:

		$2,751	$150	$—	$—	$—
(2)
Non-recurring leasing costs include costs incurred within 12 months of acquisition to lease space and costs incurred to lease space that has been vacant for at least 12 months. Cost incurred within 12 months of acquisition to lease space were as follows:

		$—	$—	$—	$—	$—
(3)	Development includes all new construction costs related to base building and all costs associated with leasing development projects.
(4)
Redevelopment costs are for capital projects where substantial improvements are made to the property that change the character of the asset and are expected to result in development-type returns on capital.

Notes:
All amounts represent TIER REIT’s ownership %.
Leasing costs reimbursed to us by tenants when tenant improvement allowances have been exceeded are excluded from the above amounts.

Supplemental Operating and Financial Data	4Q’17 Page 21

Potential Future Development Sites
December 31, 2017

	Market (submarket)		Approximate Rentable Square Feet	Month of Acquisition	Cost Basis (in millions)
Project		Acres				Comments

Burnett Plaza	Fort Worth (CBD)	1.4	N/A	Jan-07	$3.3	Planned mixed-use development and garage for use at Burnett Plaza

Legacy District Two and Legacy District Three (95%) (1)	Dallas (Plano - Legacy)	4.0	600,000	Jun-15	$9.5	Office building(s)

Domain 9 and Domain 10	Austin (Domain)	6.2	500,000-600,000	Jul-15	$15.3	Office building(s)

Domain 12	Austin (Domain)	3.2	300,000	Jul-15	$10.7	Office building

Domain D & G	Austin (Domain)	5.6	200,000-300,000	Jul-15	$9.6	Office building and/or mixed-use development

(1) The cost basis for this less than wholly-owned project represents 100%.

WHOLE FOODS MARKET
HomeAway
HomeAway
amazon
facebook
IBM
TOPGOLF
amazon
ALTERRA PARKWAY
NORDSTROM
RH
DOMAIN BLVD
ARCHER HOTEL
accruent
ROCK ROSE
PALM WAY
aloft
A VISION OF W HOTELS
blackbaud
DOMAIN DRIVE
RODAN+FIELDS
Neiman Marcus
d1
d2
d3
d4
d5
d7
d8
d9
d10
d11
d12
dD
dG
TIER REIT operating property
TIER REIT in-process or future development site
Third-party owned office property

Supplemental Operating and Financial Data	4Q’17 Page 22

Summary Development Activity
December 31, 2017

							Estimated Total Cost (in millions) (1)	Cost to Date (in millions) (1)	Estimated Stabilized NOI (In millions)	Estimated Stabilized Cash NOI (In millions)
Project	Market	Square feet (in thousands)	% Leased	Start Date	Shell Completion Date	Estimated Cost per SF

In Process:
Domain 11	Austin	324	98%	2Q’17	4Q’18	$352	$114.2	$34.0	$10.9	$10.9
Third + Shoal (1) (2) (3)	Austin	345	73%	1Q’17	3Q’18	$451	$155.7	$83.0	$14.6	$14.6

Completed in the Past 12 Months:
Domain 8 (50%) (1) (2)	Austin	291	100%	3Q’15	2Q’17	$290	$84.4	$83.4	$8.9	$8.8

(1) Excludes basis adjustment of $5.0 million to date and $5.8 million estimated in total for Third + Shoal. Excludes basis adjustment of $4.3 million in total for Domain 8.
(2) We own 47.5% of Third + Shoal and 50.0% of Domain 8. The costs above represent 100%.
(3) The percentage leased increased to 88.7% subsequent to December 31, 2017.

Percent of Expected Stabilized NOI by quarter
Project	1Q'18	2Q'18	3Q'18	4Q'18	1Q’19	2Q’19	3Q’19	4Q’19	2020	2021	2022
Domain 11	—	—	—	—	60%	71%	77%	77%	87%	97%	100%
Third + Shoal	—	—	1%	51%	51%	55%	68%	89%	99%	100%	100%
Domain 8	93%	93%	93%	95%	100%	100%	100%	100%	100%	100%	100%

Represents expected NOI as a percentage of estimated stabilized NOI based on current executed leases and other forecasted leasing.

Percent of Expected Stabilized Cash NOI by quarter
Project	1Q'18	2Q'18	3Q'18	4Q'18	1Q’19	2Q’19	3Q’19	4Q’19	2020	2021	2022
Domain 11	—	—	—	—	(37)%	9%	33%	33%	57%	89%	100%
Third + Shoal	—	—	—	(30)%	(35)%	(29)%	23%	68%	94%	100%	100%
Domain 8	58%	59%	71%	83%	100%	100%	100%	100%	100%	100%	100%

Represents expected adjusted cash NOI as a percentage of estimated stabilized NOI based on current executed leases and other forecasted leasing. Adjusted cash NOI excludes non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent.

Negative percentages occur when expenses are incurred for tenants during a free rent period.

Supplemental Operating and Financial Data	4Q’17 Page 23

Property Under Development
Domain 11
Austin, Texas
(Rendering)

Property Description

Domain 11 is a 16- story, Class A office building currently under development located within The Domain in Austin, Texas.  It offers 316,000 square feet of office space and 8,000 square feet of ground floor retail, along with dramatic views of the surrounding Domain community and Texas Hill Country.  Domain 11 was designed to achieve a minimum LEED Silver and Energy Star designations. The available office space is 100% pre-leased to HomeAway (a subsidiary of Expedia, Inc.), which represents 98% of the total rentable space.

Property Highlights

The Domain is the epitome of upscale “live, work, play,” spread across 300 acres in Northwest Austin.  The community currently includes 1.7 million square feet of office space that commands the highest Class A office rents in Austin outside the city’s CBD.  In addition to office space, The Domain offers 1.8 million square feet of retail, 775 hotel rooms, and up to 5,000 apartment units.

Property Facts

Submarket	The Domain
Floors	9 Floors Rentable Space/7 Floors Parking
Approximate Rentable SF	324,000
Estimated Operating Expenses per SF	$17.60
Estimated Shell Delivery Date	4Q’18
Estimated Project Cost at Completion	$114,200,000
Percentage Owned	100%
Percentage Leased	98.0%

Supplemental Operating and Financial Data	4Q’17 Page 24

Property Under Development
Third + Shoal
Austin, Texas

Residential
Austin 360
Commercial
500 West 2nd Street
Google
Residential
Northshore Austin
THIRD + SHOAL
Lady Bird Lake
Lodging
Austin Proper
Residential
Residential
The Independent Austin
facebook
Shoal Creek

Property Description
Third + Shoal is a 29-story, Class A office building currently under development located in the center of Austin’s “New Downtown” district. The building is being constructed of poured in place concrete along with a glass curtain wall system. The building is 89% leased in total with 67% leased to Facebook, Inc.
Property Highlights
Located in Austin’s “New Downtown” district surrounded by restaurants, entertainment, and residences, just steps away from outdoor amenities such as The Lance Armstrong Bikeway, Shoal Creek Trail, and Lady Bird Lake Hike and Bike Trail. The building will feature floor-to-ceiling glass windows, direct access balconies, and a 4,000 square foot common roof terrace overlooking Lady Bird Lake and the Austin Hill Country.

Submarket	Austin CBD
Floors	17 Floors Rentable Space/12 Floors Parking
Approximate Rentable SF	345,000
Estimated Operating Expenses per SF	$22.13
Estimated Shell Delivery Date	3Q’18
Estimated Project Cost at Completion (1)	$155,700,000
Percentage Owned	47.5%
Percentage Leased	88.7%

(1) Excludes $5.8 million basis adjustment.

Supplemental Operating and Financial Data	4Q’17 Page 25

Acquisition and Disposition Activities
For the Twelve Months Ended December 31, 2017

		Number of Properties	Square Feet (in thousands) (at 100%)	Transaction Date	Price (in thousands)
	Location
Acquisitions
Domain 2 & Domain 7 (1)	Austin, TX	2	337	1/4/2017	$91,351
Legacy District One	Plano, TX	1	319	6/23/2017	$123,300
		3	656

Dispositions
Wanamaker Building (2)	Philadelphia, PA	1	1,390	1/17/2017	$114,300
Buena Vista Plaza	Burbank, CA	1	115	1/18/2017	$52,500
Three Parkway	Philadelphia, PA	1	561	3/1/2017	$95,000
Eisenhower I (3)	Tampa, FL	1	130	3/13/2017	$31,400
Third + Shoal development (4)	Austin, TX	N/A	N/A	3/31/2017	$14,955
1325 G Street and the Colorado Building (5)	Washington, D.C.	2	435	4/27/2017	$25,900
Louisville Portfolio	Louisville, KY	5	678	6/26/2017	$71,500
		11	3,309

(1) We acquired the remaining 50.16% interest in Domain 2 and Domain 7, increasing our ownership interest in these properties to 100%.
(2) We sold substantially all of our investment in the Wanamaker Building.
(3) The Company may be entitled to receive an additional $3.0 million subject to certain future events.
(4) We sold 50% of our 95% interest in Third + Shoal to an unrelated third party, which resulted in our remaining 47.5% interest in Third + Shoal being deconsolidated.
(5) 1325 G Street and the Colorado Building (two properties in which we held a 10% noncontrolling interest) were sold for a combined contract sales price of $259.0 million (at 100%).

Supplemental Operating and Financial Data	4Q’17 Page 26

Summary of Financing
December 31, 2017
(in thousands, except percentages and number of years)

			Principal	Weighted Average Effective Interest Rate	% of Total
Fixed Rate Debt
Secured mortgage debt			$191,339	5.35%	24%
Unsecured term loans (1)			525,000	3.46%	66%
Total fixed rate debt			716,339	3.96%	90%

Variable Rate Debt
Unsecured term loan (1)			50,000	3.11%	6%
Unsecured revolving credit facility (2)			35,000	3.62%	4%
Total variable rate debt			85,000	3.32%	10%
Total debt (3)			801,339	3.89%	100%
Unamortized debt issuance costs (4)			(6,801)
Total notes payable, net			$794,538

(1) The borrowing rate under $525.0 million of the unsecured term loans has been effectively fixed through the use of interest rate hedges. The remaining portion is variable rate.
(2) Additional borrowings of $240.9 million were available under the credit facility.
(3) Included in this amount is a $48.2 million non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate and results in an overall effective weighted average interest rate of 4.20%.

(4) Excludes $1.4 million of unamortized debt issuance costs associated with the revolving line of credit because those costs are presented as an asset on our consolidated balance sheet.

	Maturities
	Secured Mortgage Debt		Unsecured Revolving Credit Facility and Term Loans		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2018	$48,177	6.17%	$35,000	3.62%	$83,177	5.10%	10%
2019	—	—	300,000	3.21%	300,000	3.21%	37%
2020	—	—	—	—	—	—	—
2021	77,162	5.72%	—	—	77,162	5.72%	10%
2022	—	—	275,000	3.67%	275,000	3.67%	34%
Thereafter	66,000	4.30%	—	—	66,000	4.30%	9%
Total debt	$191,339		$610,000		801,339	3.89%
Unamortized debt issuance costs					(6,801)
Total notes payable, net					$794,538
Weighted average maturity in years	3.2		3.1		3.1

(1) Represents weighted average effective interest rate for debt maturing in this period.

	Maturities
	Consolidated Debt		Our share of unconsolidated debt		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2018	$83,177	5.10%	$—	—	$83,177	5.10%	10%
2019	300,000	3.21%	—	—	300,000	3.21%	35%
2020	—	—	43,572	3.36%	43,572	3.36%	5%
2021	77,162	5.72%	8,805	5.13%	85,967	5.66%	10%
2022	275,000	3.67%	—	—	275,000	3.67%	32%
Thereafter	66,000	4.30%	—	—	66,000	4.30%	8%
Total debt	801,339		52,377		853,716	3.88%
Unamortized debt issuance costs	(6,801)		(341)		(7,142)
Total notes payable, net	$794,538		$52,036		$846,574
Weighted average maturity in years	3.1		2.8		3.1

(1) Represents weighted average effective interest rate for debt maturing in this period.

Hedging Details:
Type/Description	Notional Value	Index	Strike Rate	Effective Date	Maturity Date	Loan Designation
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6775%	31-Dec-14	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6935%	30-Apr-15	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.7615%	30-Jun-15	31-May-22	Credit Facility
Interest rate swap - cash flow hedge	$150,000	one-month LIBOR	1.7695%	30-Jun-15	31-May-22	Credit Facility

Supplemental Operating and Financial Data	4Q’17 Page 27

Principal Payments by Year
as of December 31, 2017
(in thousands, except percentages)

		Stated Interest Rate	Effective Interest Rate
	Maturity			Total	2018	2019	2020	2021	2022	Thereafter

Fifth Third Center (1)	01-Jul-16	6.09%	6.17%	$48,177	$48,177	$—	$—	$—	$—	$—
Unsecured - Revolving Line of Credit (2)	18-Dec-18	3.57%	3.62%	35,000	35,000	—	—	—	—	—
Unsecured - Term Loan (3)	18-Dec-19	3.17%	3.21%	300,000	—	300,000	—	—	—	—
One BriarLake Plaza	01-Aug-21	5.65%	5.72%	77,162	1,501	1,589	1,670	72,402	—	—
Unsecured - Term Loan	30-Jun-22	3.62%	3.67%	275,000	—	—	—	—	275,000	—
Legacy District One	01-Jan-23	4.24%	4.30%	66,000	—	—	—	—	—	66,000
Total		3.84%	3.89%	801,339	84,678	301,589	1,670	72,402	275,000	66,000
Unamortized debt issuance costs (4)				(6,801)
Consolidated notes payable, net				794,538

Notes associated with investments in unconsolidated entities and excluded from the consolidated balance above (at ownership share):
Domain 8 (50%)	30-Jun-20	3.31%	3.36%	43,572	—	—	43,572	—	—	—
Third + Shoal (47.5%)	27-Oct-21	5.06%	5.13%	8,805	—	—	—	8,805	—	—
Total		3.61%	3.66%	52,377	—	—	43,572	8,805	—	—
Unamortized debt issuance costs				(341)
Total unconsolidated notes payable, net				$52,036

Total notes payable		3.83%	3.88%	853,716	$84,678	$301,589	$45,242	$81,207	$275,000	$66,000

Total notes payable, net				$846,574

% of principal payments due by year				100%	10%	35%	5%	10%	32%	8%

(1)				The non-recourse loan secured by Fifth Third Center is currently in default and we are working with the lender to dispose of this property on their behalf.

(2)				Subsequent to December 31, 2017, the maturity date was extended to January 2022.

(3)				Subsequent to December 31, 2017, the maturity date was extended to January 2025.

(4)				Excludes $1.4 million of unamortized debt issuance costs associated with the revolving line of credit because those costs are presented as an asset on our consolidated balance sheet.

Supplemental Operating and Financial Data	4Q’17 Page 28

Definitions of Non-GAAP Financial Measures
We use non-GAAP financial measures in our public filings and other public disclosures. These non-GAAP financial measures are defined below.
Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) which is net income (loss), computed in accordance with GAAP, excluding gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property that we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, and impairments of depreciable real estate assets, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that may create significant FFO volatility and affect the comparability of FFO across periods. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current NAREIT definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to rental revenue, less property operating expenses, real estate taxes, and property management expenses.   Our management uses NOI internally as a performance measure and believes NOI is useful to investors as a performance measure because NOI reflects only those income and expense items that are incurred at the property level and is therefore a useful measure for evaluating a property’s performance. Using NOI on a comparative basis allows investors to evaluate property level performance to compare the operating performance of our properties in a given market with the operating performance of other real estate companies in the same market, and consequently allocate their own investment capital accordingly.
Further, we use NOI internally as a performance measure and believe NOI is useful to investors as a performance measure because, when compared year over year, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and general and administrative expenses on an un-leveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. Certain items such as interest expense, while included in net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. In addition, it is useful to our management and investors that depreciation and amortization are excluded from NOI because historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, and, instead, real estate values have historically risen or fallen with market conditions.
NOI presented by us may not be comparable to NOI reported by other REITs that do not define NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto. NOI should not be considered as an alternative to net income as an indication of our performance, or to cash flows as a measure of liquidity or our ability to make distributions.
Same Store NOI and Same Store Cash NOI
Same Store NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties not held for sale and owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest that is accounted for using the equity method.  We view Same Store NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.

Supplemental Operating and Financial Data	4Q’17 Page 29

Same Store NOI and Same Store Cash NOI presented by us may not be comparable to Same Store NOI or Same Store Cash NOI reported by other REITs that do not define Same Store NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions, as alternatives to net income (loss) as an indication of our performance, or as a measure of cash flows or liquidity.
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)
EBITDA, a non-GAAP financial measure, is defined as net income (loss), plus interest expense, income tax expense, and depreciation and amortization expense, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries, and noncontrolling interests. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to service or incur debt.

We also evaluate Normalized EBITDA, which is EBITDA excluding certain revenues and operating expenses. The items excluded relate to certain non-operating activities or certain non-recurring activities that create significant EBITDA volatility. Further, we evaluate Normalized Estimated Full Period EBITDA, which is EBITDA excluding certain revenues and operating expenses and adjusted to show the pro forma impact of properties that were either acquired or disposed during the period. We believe it is useful to evaluate EBITDA excluding these items and as adjusted for property acquisitions and dispositions because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

Supplemental Operating and Financial Data	4Q’17 Page 30